Exhibit 4.24

EXECUTION VERSION

SWVL HOLDINGS CORP

AMENDMENT NO. 2 TO ORDINARY SHARES PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO ORDINARY SHARES PURCHASE AGREEMENT (this “Amendment”) is entered into as of April 14, 2022 (the “Effective Time”) and amends that certain Ordinary Shares Purchase Agreement, dated as of March 22, 2022 and as amended by Amendment No. 1 thereto (“Amendment No. 1”) dated as of April 6, 2022 (as amended by Amendment No. 1, the “Purchase Agreement”), by and among B. Riley Principal Capital, LLC, a Delaware limited liability company (the “Investor”), Swvl Inc., a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands (“SWVL”), and Swvl Holdings Corp (formerly known as Pivotal Holdings Corp), a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands (the “Company”). Capitalized terms used and not expressly defined herein shall have the meanings for such terms set forth in the Purchase Agreement.

WHEREAS, Section 10.6 of the Purchase Agreement provides that the Purchase Agreement may be amended prior to the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission, by written instrument signed by the parties to the Purchase Agreement;

WHEREAS, the parties desire to make certain changes to certain of the defined terms set forth in the Purchase Agreement and add certain new defined terms to the Purchase Agreement, which shall become effective immediately upon execution of this Amendment on the Effective Date.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchase Agreement is hereby amended, effective immediately upon execution of this Amendment on the Effective Date and with effect from and after the Effective Date, as follows:

1.	Amendment to the Purchase Agreement.

Effective immediately upon execution of this Amendment on the Effective Date and with effect from and after the Effective Date, each of the Investor and the Company hereby amend the Purchase Agreement as provided in this Section 1.

(a) Amendments and Restatements of Certain Defined Terms. The definitions of “Intraday VWAP Purchase Ending Time,” “Intraday VWAP Purchase Maximum Amount,” “Intraday VWAP Purchase Price,” “Intraday VWAP Purchase Share Amount,” “Intraday VWAP Purchase Share Volume Maximum,” “VWAP,” “VWAP Purchase Commencement Time,” “VWAP Purchase Ending Time,” “VWAP Purchase Maximum Amount,” “VWAP Purchase Price,” “VWAP Purchase Share Amount” and “VWAP Purchase Share Volume Maximum Amount” within Annex I to the Purchase Agreement are hereby amended and restated in their entirety and replaced with the following, respectively:

“ “Intraday VWAP Purchase Ending Time” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the time on the Purchase Date for such Intraday VWAP Purchase that is the earliest of: (i) 4:00 p.m., New York City time, on the applicable Purchase Date for such Intraday VWAP Purchase, or such earlier time publicly announced by the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, by such Eligible Market) as the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date; (ii) immediately at such time following the Intraday VWAP Purchase Commencement Time of the Intraday VWAP Purchase Period for such Intraday VWAP Purchase that the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period has exceeded the applicable Intraday VWAP Purchase Share Volume Maximum for such Intraday VWAP Purchase; provided, however, that the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) shall exclude from such calculation (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable); and (iii) immediately at such time following the Intraday VWAP Purchase Commencement Time of the Intraday VWAP Purchase Period for such Intraday VWAP Purchase that the Sale Price of any Ordinary Share traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period is less than the applicable Intraday VWAP Purchase Minimum Price Threshold; provided, however, that the determination of whether the Sale Price of any Ordinary Share traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period shall exclude (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable) (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).”

“ “Intraday VWAP Purchase Maximum Amount” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, such number of Ordinary Shares equal to the lesser of: (i) the product of (a) the Purchase Share Percentage, multiplied by (b) the Purchase Volume Reference Amount applicable to such Intraday VWAP Purchase, and (ii) the product of (a) 0.30, multiplied by (b) the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during the Intraday VWAP Purchase Period for such Intraday VWAP Purchase; provided, however, that the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) shall exclude from such calculation (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable) (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).”

“ “Intraday VWAP Purchase Price” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the purchase price per Share to be purchased by the Investor in such Intraday VWAP Purchase, equal to the product of (i) 0.97, multiplied by (ii) the VWAP of the Ordinary Shares for the applicable Intraday VWAP Purchase Period on the applicable Purchase Date for such Intraday VWAP Purchase; provided, that the calculation of the VWAP for the Ordinary Shares for the Intraday VWAP Purchase Period for an Intraday VWAP Purchase, (A) during which Intraday VWAP Purchase Period the opening or first purchase of Ordinary Shares at or following the official open of the primary (or “regular”) trading session on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market) on the Purchase Date for such Intraday VWAP Purchase has occurred, shall exclude from such calculation such opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, and (B) during which Intraday VWAP Purchase Period the last or closing sale of Ordinary Shares at or prior to the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on the Purchase Date for such Intraday VWAP Purchase has occurred (as applicable), shall exclude from such calculation such last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date. All such calculations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction.”

“ “Intraday VWAP Purchase Share Amount” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the total number of Shares to be purchased by the Investor in such Intraday VWAP Purchase as specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, which total number of Shares shall not exceed the Intraday VWAP Purchase Maximum Amount applicable to such Intraday VWAP Purchase (and such number of Shares specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase shall be subject to automatic adjustment in accordance with Section 3.2 hereof as necessary to give effect to the Intraday VWAP Purchase Maximum Amount limitation applicable to such Intraday VWAP Purchase as set forth in this Agreement).”

“ “Intraday VWAP Purchase Share Volume Maximum” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, a number of Ordinary Shares equal to the quotient obtained by dividing (i) the Intraday VWAP Purchase Share Amount to be purchased by the Investor in such Intraday VWAP Purchase, by (ii) 0.30 (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).”

“ “VWAP” means, for the Ordinary Shares for a specified period, the dollar volume-weighted average price for the Ordinary Shares on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market), for such period, as reported by Bloomberg through its “AQR” function; provided, however, that (i) the calculation of the dollar volume-weighted average price for the Ordinary Shares for the VWAP Purchase Period for each VWAP Purchase, (A) during which VWAP Purchase Period the opening or first purchase of Ordinary Shares at or following the official open of the primary (or “regular”) trading session on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market) on the Purchase Date for such VWAP Purchase has occurred, shall exclude from such calculation such opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, and (B) during which VWAP Purchase Period the last or closing sale of Ordinary Shares at or prior to the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on the Purchase Date for such VWAP Purchase has occurred (as applicable), shall exclude from such calculation such last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date; and (ii) the calculation of the dollar volume-weighted average price for the Ordinary Shares for the Intraday VWAP Purchase Period for each Intraday VWAP Purchase, (A) during which Intraday VWAP Purchase Period the opening or first purchase of Ordinary Shares at or following the official open of the primary (or “regular”) trading session on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market) on the Purchase Date for such Intraday VWAP Purchase has occurred, shall exclude from such calculation such opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, and (B) during which Intraday VWAP Purchase Period the last or closing sale of Ordinary Shares at or prior to the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on the Purchase Date for such Intraday VWAP Purchase has occurred (as applicable), shall exclude from such calculation such last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date. All such calculations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction.”

“ “VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the Purchase Date for such VWAP Purchase, or such later time on such Purchase Date publicly announced by the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, by such Eligible Market) as the official open of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date.

“ “VWAP Purchase Ending Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the time on the Purchase Date for such VWAP Purchase that is the earliest of: (i) 4:00 p.m., New York City time, on the applicable Purchase Date for such Intraday VWAP Purchase, or such earlier time publicly announced by the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, by such Eligible Market) as the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date; (ii) immediately at such time following the VWAP Purchase Commencement Time of the VWAP Purchase Period for such VWAP Purchase that the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period has exceeded the applicable VWAP Purchase Share Volume Maximum for such VWAP Purchase; provided, however, that the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) shall exclude from such calculation (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable); and (iii) immediately at such time following the VWAP Purchase Commencement Time of the VWAP Purchase Period for such VWAP Purchase that the Sale Price of any Ordinary Share traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period is less than the applicable VWAP Purchase Minimum Price Threshold; provided, however, that the determination of whether the Sale Price of any Ordinary Share traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period shall exclude (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable) (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).”

“ “VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, such number of Ordinary Shares equal to the lesser of: (i) the product of (a) the Purchase Share Percentage, multiplied by

(b) the Purchase Volume Reference Amount applicable to such VWAP Purchase, and (ii) the product of (a) 0.30, multiplied by (b) the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) during the VWAP Purchase Period for such VWAP Purchase; provided, however, that the calculation of the total number (or volume) of Ordinary Shares traded on the Trading Market (or on such Eligible Market, as applicable) shall exclude from such calculation (A) the opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable) (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).”

“ “VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such VWAP Purchase, equal to the product of (i) 0.97, multiplied by (ii) the VWAP of the Ordinary Shares for the applicable VWAP Purchase Period on the applicable Purchase Date for such VWAP Purchase; provided, that the calculation of the VWAP for the Ordinary Shares for the VWAP Purchase Period for each VWAP Purchase (A) during which VWAP Purchase Period the opening or first purchase of Ordinary Shares at or following the official open of the primary (or “regular”) trading session on the Trading Market (or, if the Ordinary Shares are then listed on an Eligible Market, on such Eligible Market) on the Purchase Date for such VWAP Purchase has occurred, shall exclude from such calculation such opening or first purchase of Ordinary Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, and (B) during which VWAP Purchase Period the last or closing sale of Ordinary Shares at or prior to the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on the Purchase Date for such VWAP Purchase has occurred (as applicable), shall exclude from such calculation such last or closing sale of Ordinary Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date. All such calculations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction.”

“ “VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the total number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase, which total number of Shares shall not exceed the VWAP Purchase Maximum Amount applicable to such VWAP Purchase (and such number of Shares specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase shall be subject to automatic adjustment in accordance with Section 3.1 hereof as necessary to give effect to the VWAP Purchase Maximum Amount limitation applicable to such VWAP Purchase as set forth in this Agreement).”

“ “VWAP Purchase Share Volume Maximum” means, with respect to a VWAP Purchase made pursuant to Section 3.1, a number of Ordinary Shares equal to the quotient obtained by dividing (i) the VWAP Purchase Share Amount to be purchased by the Investor in such VWAP Purchase, by (ii) 0.30 (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).

(b) Addition of Definitions of New Defined Terms to Annex I. The following definitions of the new defined terms set forth below are hereby added to Annex I to the Purchase Agreement, as follows:

(i) The definition of the new defined term “Intraday VWAP Purchase Minimum Price Threshold” as set forth below shall be added to Annex I to the Purchase Agreement immediately following the definition of the term “Intraday VWAP Purchase Maximum Amount” and immediately prior to the definition of the term “Intraday VWAP Purchase Notice” in Annex I to the Purchase Agreement:

“ “Intraday VWAP Purchase Minimum Price Threshold” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the dollar amount specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase as the per share minimum Sale Price threshold to be used in determining whether the event in clause (iii) of the definition of “Intraday VWAP Purchase Ending Time” shall have occurred during the applicable Intraday VWAP Purchase Period for such Intraday VWAP Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction); provided, however, that if the Company has not specified any such dollar amount as the per share minimum Sale Price threshold in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, then the per share minimum Sale Price threshold to be used in determining whether the event in clause (iii) of the definition of “Intraday VWAP Purchase Ending Time” shall have occurred during the applicable Intraday VWAP Purchase Period for such Intraday VWAP Purchase shall be such dollar amount equal to the product of (a) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Purchase Date for such Intraday VWAP Purchase, multiplied by (ii) 0.75 (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).”

(ii) The definition of the new defined term “Sale Price” as set forth below shall be added to Annex I to the Purchase Agreement immediately following the definition of the term “Purchase Volume Reference Amount” and immediately prior to the definition of the term “Threshold Price” in Annex I to the Purchase Agreement:

“ “Sale Price” means any trade price for an Ordinary Share on the Trading Market, or if the Ordinary Shares are then traded on an Eligible Market, on such Eligible Market, as reported by Bloomberg.”

(iii) The definition of the new defined term “VWAP Purchase Minimum Price Threshold” as set forth below shall be added to Annex I to the Purchase Agreement immediately following the definition of the term “VWAP Purchase Maximum Amount” and immediately prior to the definition of the term “VWAP Purchase Notice” in Annex I to the Purchase Agreement:

“ “VWAP Purchase Minimum Price Threshold” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the dollar amount specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase as the per share minimum Sale Price threshold to be used in determining whether the event in clause (iii) of the definition of “VWAP Purchase Ending Time” shall have occurred during the applicable VWAP Purchase Period for such VWAP Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction); provided, however, that if the Company has not specified any such dollar amount as the per share minimum Sale Price threshold in the applicable VWAP Purchase Notice for such VWAP Purchase, then the per share minimum Sale Price threshold to be used in determining whether the event in clause (iii) of the definition of “VWAP Purchase Ending Time” shall have occurred during the applicable VWAP Purchase Period for such VWAP Purchase shall be such dollar amount equal to the product of (a) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Purchase Date for such VWAP Purchase, multiplied by (ii) 0.75 (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction).”

2.	Effectiveness. This Amendment shall become effective immediately upon the execution of this Amendment on the Effective Date.

3.

Ratification. Except as set forth in Section 1 of this Amendment, all of the provisions of the Purchase Agreement shall remain in full force and effect, each according to its terms as set forth in the Purchase Agreement, and shall not be amended, changed, modified or superseded in any way whatsoever by this Amendment.

4.

Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

5.

Miscellaneous. Sections 10.2 through 10.4 (inclusive), Sections 10.6 through 10.11 (inclusive) and Section 10.15 of the Purchase Agreement are incorporated herein in their entirety and shall apply to this Amendment, mutatis mutandis, with the same force and effect as if specifically set forth herein.

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto have caused this AMENDMENT NO. 2 TO ORDINARY SHARES PURCHASE AGREEMENT to be duly executed by their respective authorized officer as of the date first above written.

THE COMPANY:

SWVL HOLDINGS CORP,

a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands

By: /s/ Youssef Salem
Name: Youssef Salem
Title: Chief Financial Officer

SWVL:

SWVL INC.,

a British Virgin Islands business company limited by shares incorporated under the laws of the British Virgin Islands

By: /s/ Youssef Salem
Name: Youssef Salem
Title: Chief Financial Officer

THE INVESTOR:

B. RILEY PRINCIPAL CAPITAL, LLC:

By: /s/ Daniel Shribman
Name: Daniel Shribman
Title: President

SIGNATURE PAGE TO AMENDMENT NO. 2 TO ORDINARY SHARES PURCHASE AGREEMENT